Exhibit 99.5

SCHEDULE A

The following sets forth information concerning the executive officers and directors of UAL and United as of April 8, 2025, in response to Item 2 and Instruction C to Schedule 13D. Capitalized terms used herein have the meanings assigned thereto in the Schedule 13D to which this Schedule A relates. The principal address of each of the executive officers and directors of UAL and United is 233 South Wacker Drive, Chicago, IL 60606. Each of the executive officers and directors of UAL and United is a citizen of the United States unless otherwise indicated.

UNITED AIRLINES HOLDINGS, INC. - BOARD OF DIRECTORS

Name and Position	Present Principal Occupation or Employment
Edward M. Philip Chairman and Independent Director	Former Chief Operating Officer, Partners in Health
Rosalind G. Brewer Independent Director	Special Advisor and Former Chief Executive Officer, Walgreens Boots Alliance, Inc.; Interim President, Spelman College
Michelle Freyre Independent Director	Global Brand President, Clinique and Origins, The Estée Lauder Companies
Matthew Friend Independent Director	Executive Vice President and Chief Financial Officer, NIKE, Inc.
Barney Harford[1] Independent Director	Former Chief Operating Officer, Uber Technologies, Inc.; Former Chief Executive Officer, Orbitz Worldwide, Inc.
Michele J. Hooper Independent Director	President and Chief Executive Officer, The Directors’ Council
Walter Isaacson Independent Director	Professor of History, Tulane University; Advisory Partner, Perella Weinberg Partners LP
Richard Johnsen Director	Air Transport Territory General Vice President, International Association of Machinists and Aerospace Workers
Scott Kirby Director and Chief Executive Officer	Chief Executive Officer, United Airlines Holdings, Inc.
Brian Noyes Director	Chair, United Airlines Master Executive Council, Air Line Pilots Association
Edward L. Shapiro Independent Director	Former Managing Partner, PAR Capital Management, Inc.; Managing Trustee, The Shapiro Foundation
Laysha Ward Independent Director	Former Executive Vice President, Chief External Engagement Officer, Target Corporation
James M. Whitehurst Independent Director	Managing Director, Silver Lake; Executive Chair, Unity Software Inc.

1 Barney Harford is a citizen of the United Kingdom.

UNITED AIRLINES HOLDINGS, INC. - EXECUTIVE OFFICERS

Name	Title
Scott Kirby	Chief Executive Officer
Brett J. Hart	President
Torbjorn (Toby) J. Enqvist	Executive Vice President and Chief Operations Officer
Kate Gebo	Executive Vice President, Human Resources and Labor Relations
Michael D. Leskinen	Executive Vice President and Chief Financial Officer
Andrew Nocella	Executive Vice President and Chief Commercial Officer

UNITED AIRLINES, INC. - BOARD OF DIRECTORS

Name and Position	Present Principal Occupation or Employment
Brett J. Hart Director	President
Scott Kirby Director	Chief Executive Officer
Michael D. Leskinen Director	Executive Vice President and Chief Financial Officer

UNITED AIRLINES, INC. - EXECUTIVE OFFICERS

Name	Title
Scott Kirby	Chief Executive Officer
Brett J. Hart	President
Torbjorn (Toby) J. Enqvist	Executive Vice President and Chief Operations Officer
Kate Gebo	Executive Vice President Human Resources and Labor Relations
Michael D. Leskinen	Executive Vice President and Chief Financial Officer
Andrew Nocella	Executive Vice President and Chief Commercial Officer